Exhibit 99.2

PAG Holding Corp. and Subsidiaries

Consolidated Financial Statements

December 31, 2025 and 2024

Independent Auditors’ Report

To the Board of Directors of

PAG Holding Corp. and Subsidiaries

Opinion

We have audited the consolidated financial statements of PAG Holding Corp. and Subsidiaries (the Company), which comprise the consolidated balance sheets as of December 31, 2025 and 2024, and the related consolidated statements of operations and comprehensive income (loss), changes in stockholders’ equity and cash flows for the years then ended, and the related notes to the consolidated financial statements.

In our opinion, the accompanying consolidated financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2025 and 2024, and the results of its operations and its cash flows for the years then ended in accordance with accounting principles generally accepted in the United States of America.

Basis for Opinion

We conducted our audits in accordance with auditing standards generally accepted in the United States of America (GAAS). Our responsibilities under those standards are further described in the Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements section of our report. We are required to be independent of the Company and to meet our other ethical responsibilities, in accordance with the relevant ethical requirements relating to our audits. We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Responsibilities of Management for the Consolidated Financial Statements

Management is responsible for the preparation and fair presentation of the consolidated financial statements in accordance with accounting principles generally accepted in the United States of America, and for the design, implementation and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

In preparing the consolidated financial statements, management is required to evaluate whether there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern within one year after the date that the consolidated financial statements are available to be issued.

Baker Tilly Advisory Group, LP and Baker Tilly US, LLP, trading as Baker Tilly, are members of the global network of Baker Tilly International Ltd., the members of which are separate and independent legal entities. Baker Tilly US, LLP is a licensed CPA firm that provides assurance services to its clients. Baker Tilly Advisory Group, LP and its subsidiary entities provide tax and consulting services to their clients and are not licensed CPA firms.

1

Auditors’ Responsibilities for the Audit of the Consolidated Financial Statements

Our objectives are to obtain reasonable assurance about whether the consolidated financial statements as a whole are free from material misstatement, whether due to fraud or error, and to issue an auditors’ report that includes our opinion. Reasonable assurance is a high level of assurance but is not absolute assurance and therefore is not a guarantee that an audit conducted in accordance with GAAS will always detect a material misstatement when it exists. The risk of not detecting a material misstatement resulting from fraud is higher than for one resulting from error, as fraud may involve collusion, forgery, intentional omissions, misrepresentations or the override of internal control. Misstatements are considered material if there is a substantial likelihood that, individually or in the aggregate, they would influence the judgment made by a reasonable user based on the consolidated financial statements.

In performing an audit in accordance with GAAS, we:

•	Exercise professional judgment and maintain professional skepticism throughout the audit.

•

Identify and assess the risks of material misstatement of the consolidated financial statements, whether due to fraud or error, and design and perform audit procedures responsive to those risks. Such procedures include examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements.

•

Obtain an understanding of internal control relevant to the audit in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control. Accordingly, no such opinion is expressed.

•

Evaluate the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluate the overall presentation of the consolidated financial statements.

•

Conclude whether, in our judgment, there are conditions or events, considered in the aggregate, that raise substantial doubt about the Company’s ability to continue as a going concern for a reasonable period of time.

We are required to communicate with those charged with governance regarding, among other matters, the planned scope and timing of the audit, significant audit findings and certain internal control-related matters that we identified during the audit.

Peachtree Corners, Georgia

April 23, 2026

2

PAG Holding Corp. and Subsidiaries

Consolidated Balance Sheets

(Dollars in Thousands)

December 31,	2025	2024
ASSETS
Current assets
Cash	$17,051	$23,252
Restricted cash	298	279
Accounts receivable, net of allowances for credit losses of $2,768 and $2,941 as of December 31, 2025 and 2024, respectively	73,873	54,831
Contract assets	3,413	3,853
Inventory	188,879	167,098
Prepaid expenses and other assets	4,918	7,571

Total current assets	288,432	256,884
Property and equipment, net	59,855	51,202
Goodwill	444,723	392,456
Other intangible assets, net	315,819	291,297
Net investment in direct finance lease	—	44
Related party receivable (Note 12)	730	730
Operating lease, right-of-use assets, net	31,696	27,981
Financing lease, right-of-use assets, net	48	107
Other non-current assets	658	267

Total assets	$1,141,961	$1,020,968

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities
Current maturities of long-term debt	$—	$32
Current maturities of long-term debt – related party	7,060	6,273
Accounts payable	34,617	29,704
Accrued compensation and benefits	13,327	10,383
Other accrued liabilities	13,964	10,022
Operating lease liabilities, current portion	5,283	3,989
Financing lease liabilities, current portion	33	55
Other payables	11,706	5,873
Income taxes payable	2,175	5,500

Total current liabilities	88,165	71,831
Long-term debt, less current maturities and unamortized debt issuance costs	—	76
Long-term debt, less current maturities and unamortized debt issuance costs – related party	689,813	619,546
Deferred income taxes	15,811	7,514
Operating lease liabilities, net of current portion	28,468	25,683
Financing lease liabilities, net of current portion	18	51

Total liabilities	822,275	724,701
Commitments and contingencies (Note 15)
Stockholders’ equity
Common stock, $0.001 par value 150,000 shares authorized, 147 and 147 issued and outstanding on December 31, 2025 and 2024, respectively	—	—
Additional paid-in capital	259,805	259,298
Accumulated other comprehensive loss	(1,794)	(7,271)
Retained earnings	61,675	44,240

Total stockholders’ equity	319,686	296,267

Total liabilities and stockholders’ equity	$1,141,961	$1,020,968

See accompanying notes to the consolidated financial statements.

PAG Holding Corp. and Subsidiaries

Consolidated Statements of Operations and Comprehensive Income (Loss)

(Dollars in Thousands)

For the years ended December 31,	2025	2024
Revenues	$595,562	$472,049
Cost of sales	366,466	306,660

Gross profit	229,096	165,389
Operating expenses
General and administrative expenses	129,716	94,867
Transaction and acquisition expenses	6,980	7,289

Total operating expenses	136,696	102,156

Income from operations	92,400	63,233
Other income and expenses
Interest expense, net – related party	63,177	46,686
Related party management fee (Note 12)	4,943	2,651
Loss (gain) on foreign exchange	74	(190)
Other expense (income)	1,948	(66)

Total other expenses	70,142	49,081

Income before income taxes	22,258	14,152
Provision for income taxes	5,627	7,371

Net income	16,631	6,781
Other comprehensive income (loss)
Foreign currency translation adjustments	5,477	(8,183)

Comprehensive income (loss)	$22,108	$(1,402)

See accompanying notes to the consolidated financial statements.

PAG Holding Corp. and Subsidiaries

Consolidated Statements of Changes in Stockholders’ Equity

(Dollars in Thousands)

	Common Stock		Additional Paid-In Capital	Accumulated Other Comprehensive Income (Loss)	Retained Earnings (Accumulated Deficit)
	Shares	Par Value				Total
Balance, January 1, 2024	100	$—	$63,585	$912	$37,469	$101,966
Net income	—	—	—	—	6,781	6,781
Common stock issuance	47	—	—	—	—	—
Contributions	—	—	195,039	—	—	195,039
Share-based compensation	—	—	674	—	—	674
Foreign currency translation adjustment	—	—	—	(8,183)	(10)	(8,193)

Balance, December 31, 2024	147	$—	$259,298	$(7,271)	$44,240	$296,267

Net income	—	—	—	—	16,631	16,631
Contributions	—	—	1,000	—	—	1,000
Redemptions	—	—	(1,000)	—	—	(1,000)
Share-based compensation	—	—	507	—	—	507
Foreign currency translation adjustment	—	—	—	5,477	804	6,281

Balance, December 31, 2025	147	$—	$259,805	$(1,794)	$61,675	$319,686

See accompanying notes to the consolidated financial statements.

PAG Holding Corp. and Subsidiaries

Consolidated Statements of Cash Flows

(Dollars in Thousands)

For the years ended December 31,	2025	2024
Operating activities
Net income	$16,631	$6,781
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation and amortization	25,485	14,081
Provision for credit losses	350	(123)
Non-cash lease cost	(2,552)	(983)
Amortization of debt issuance costs	1,582	569
Deferred income tax expense (benefit)	453	(1,061)
Non-cash charge for share-based compensation	507	674
Loss on disposal of property and equipment	141	7
Changes in assets and liabilities
Accounts receivable	(4,215)	6,159
Contract assets	440	1,767
Inventory	(15,840)	(9,502)
Prepaid expenses	2,983	(4,328)
Other assets	(393)	(109)
Net investment in direct finance lease	44	19
Accounts payable	(8,557)	6,999
Other payables	5,833	(1,661)
Accrued liabilities	4,243	(14,731)
Operating lease liabilities	3,161	1,924
Income taxes payable	(3,314)	5,964

Net cash provided by operating activities	26,982	12,446
Investing activities
Purchase of property and equipment	(16,026)	(10,580)
Proceeds from disposal of property and equipment	206	—
Purchase of business, net of cash acquired	(88,478)	(476,419)

Net cash used for investing activities	(104,298)	(486,999)
Financing activities
Advances on line of credit	63,000	—
Payments on line of credit	(61,000)	—
Proceeds from issuance of long-term debt	75,500	311,224
Principal payments of long-term debt	(6,683)	(11,638)
Payments of debt issuance costs	(1,454)	(7,304)
Repayments on finance leases	(55)	(16)
Contributions	1,000	195,039
Redemptions	(1,000)	—

Net cash provided by financing activities	69,308	487,305
Effect of exchange rate changes on cash and cash equivalents	1,826	(2,107)

Net (decrease) increase in cash	(6,182)	10,645
Cash and restricted cash, beginning of period	23,531	12,886

Cash and restricted cash, end of period	$17,349	$23,531

Supplemental disclosure of cash flow information
Non-cash transfer of inventory to fixed assets for rental to customers	$563	$(3,226)
Non-cash settlement of accounts receivable and accounts payable	$11,400	$3,788
Cash paid for interest	$62,336	$46,624
Income taxes paid	$7,438	$3,046

See accompanying notes to the consolidated financial statements.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

1. Summary of Significant Accounting Policies

Nature of Business

PAG Holding Corp. and Subsidiaries (collectively the “Company”), is a wholly owned subsidiary of GenNx/PAG Acquisitions, Inc (the “Parent”). The Company provides maintenance, repair, and overhaul services and distributes components for rotary and fixed wing aircraft, specializing in servicing wheels and brakes, starter generators, avionics, accessories, instruments, hydraulics, engines, fuel components, and auxiliary power units (APUs) through its FAA certified facilities.

The Company sells to customers throughout the world and maintains offices in the United States of America and in foreign countries. For the year ended December 31, 2025, 75% of the Company’s revenues originate from the United States, 9% from Australia, 10% from Canada, and the remaining 6% from other countries including Brazil, the United Kingdom, and Singapore. For the year ended December 31, 2024, 73% of the Company’s revenues originated from the United States, 13% from Australia, 10% from Canada, and the remaining 4% from other countries including Brazil and Singapore.

Basis of Presentation

The accompanying consolidated financial statements have been prepared in accordance with the accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”) and include the assets, liabilities, results of operations, and cash flows of the Company.

Certain prior period amounts have been reclassified to conform to current period presentation.

Principles of Consolidation

The accompanying consolidated financial statements include the accounts of PAG Holding Corp. and its wholly owned subsidiaries. All intercompany balances and transactions have been eliminated in consolidation. The Company’s subsidiaries include:

Subsidiary	Location

Precision Heliparts, Inc., d/b/a PHP Louisiana and Aviation Parts Group	Louisiana, USA

Precision Aviation Group, Inc., d/b/a Precision Accessories and Instruments and d/b/a
Precision Aircraft Services and d/b/a Precision Avionics and Instruments

Gardner Aviation Specialist, Inc. d/b/a Gardner Aviation Services and d/b/a
Precision Aviation Services and d/b/a Precision Aircraft Services

Precision Heliparts, Inc. d/b/a Mach 2 Aviation and d/b/a Aircraft Parts Group

Georgia, USA

Aeronautical Technology, Inc. d/b/a Aero Technology, Inc. and d/b/a Precision Aero Technology

Momentum FPD Services Corporation, d/b/a Precision Display Repairs Velocity Aerospace - Burbank, Inc. E.D.N. Aviation, Inc.

California, USA

Aviation Controls, Inc., d/b/a Precision Aviation Controls	Kansas, USA

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Keystone Turbine Services, LLC Prime Turbines, LLC - Butler	Pennsylvania, USA

Trace Aviation, Inc.	Mississippi, USA

Velocity Aerospace - Fort Lauderdale, Inc. Velocity Aerospace - NMB, Inc. Pacific Turbine USA, LLC	Florida, USA

Velocity Aerospace Holding Group, Inc. Velocity Aerospace Group, Inc. Prime Turbines, LLC - Carrollton PTB USA Holdings LLC	Texas, USA

Prime Turbines, LLC - Mesa Hye-Tech Manufacturing, LLC H.E.R.O.S. LLC	Arizona, USA

UAS Holdings LLC Unique Airmotive Services, LLC ICON Aerospace, LLC The Auxiliary Group, LLC TAG Aero, LLC	North Carolina, USA

AWT/CeralUSA Holdings, LLC CeralUSA, LLC d/b/a Qualified Coating Services	Oklahoma, USA

Aviation Welding Technologies, LLC	Massachusetts, USA

PHP Canada, Inc.

PAI Canada, Inc.

Precision Heliparts Canada, ULC d/b/a PHP Canada

Precision Accessories and Instruments Canada, ULC d/b/a PAI Canada World

Aviation Corporation, d/b/a Precision Display Repairs Aero Component Support, Inc.

Canada

Precision Aviation Group Australia PTY LTD d/b/a Precision Heliparts - Australia

  and d/b/a Precision Accessories and Instruments Australia

IAP Group Australia Pty Ltd

Pacific Turbine USA Pty Ltd

Pacific Turbine Leasing Pty Ltd

PAG/PTB Holdings Pty Ltd

PAG/PTB Bidco Pty Ltd

PTB Group Pty Ltd

PTB Finance Pty Ltd

748 Cargo Pty Ltd

Australia

Precision Aviation Group Singapore PTE. LTD Precision Heliparts Singapore PTE. LTD d/b/a PAG Singapore	Singapore

Efix Servicos Aeronauticos Ltda.	Brazil

PAG UK Holdings LTD. Turner Aviation Limited	United Kingdom

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Use of Estimates

The preparation of financial statements in conformity with US GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period. Significant estimates affecting the financial statements include, but are not limited to, the allowance for credit losses and the estimate of inventory valuation. The Company evaluates and updates its assumptions and estimates on an ongoing basis. Actual results could differ from those estimates.

Translation of Foreign Currencies

The reporting currency of the Company is the U.S. Dollar. Management periodically assesses the functional currency of each subsidiary in accordance with ASC 830, “Foreign Currency Matters”.

Translation of functional currencies to reporting currency for assets and liabilities is recorded using the exchange rates at each balance sheet date, revenue and expenses are translated at average rates prevailing during the reporting period or at the date of the transaction, stockholders’ equity is translated at historical rates. Adjustments resulting from translating functional currency into reporting currency are recorded as a separate component of Accumulated Other Comprehensive Income (Loss) in the consolidated statements of stockholders’ equity.

Cash and Restricted Cash

The Company considers all highly liquid instruments with maturity of three months or less to be cash equivalents. Cash overdrafts not subject to offset by other accounts in the same financial institution are recorded as accounts payable. The Company had restricted cash of $298 and $279 as of December 31, 2025 and 2024, respectively, in connection with a lease agreement and for security of bank guarantees.

Accounts Receivable and Current Expected Credit Losses

The Current Expected Credit Losses (CECL) methodology utilizes a lifetime expected credit loss measurement objective for the recognition of credit losses on financial assets measured at amortized cost, including loans, held-to-maturity securities, and other receivables at the time the financial asset is originated or acquired. The expected credit losses are adjusted each period for changes in expected lifetime credit losses.

Trade accounts receivable are stated at the amount the Company expects to collect and do not bear interest. The Company’s accounts receivable arise from sales in their various markets across the United States and internationally. The Company does not require collateral for accounts receivable but certain customers are required to prepay or make deposits with the Company prior to ordering products.

The Company maintains an allowance for credit losses based upon management’s estimate of the collectability of accounts receivable. The collectability of trade receivable balances is regularly evaluated based on a combination of factors such as customer credit-worthiness, age of current receivable accounts, past transaction history with the customer, current economic industry trends, and changes in customer payment terms. The Company performs ongoing credit evaluations and monitoring of the current financial condition of all customers. If it is determined that a customer will be unable to fully meet its financial obligation, such as in the case of bankruptcy filing or other material events impacting its business, a specific reserve for bad debt is recorded to reduce the related receivable to the amount expected to be recovered.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Contract Balances

The timing of revenue recognition, billings, and cash collections result in billed accounts receivable and unbilled receivables (contract assets) on the consolidated balance sheets. Amounts are billed either over time as the performance obligation is satisfied or at a point in time when items are shipped, in accordance with agreed-upon contractual terms.

Contract assets are the right to consideration in exchange for goods or services that the Company has transferred to a customer when that right is conditional on something other than the passage of time. The Company’s contract assets comprise of unbilled receivables against revenue recognized prior to receipt of payment. Contract assets are classified as current in the consolidated balance sheets due to the short time period between recognition and collection.

The beginning and ending contract balances were as follows:

For the years ended December 31,	2025	2024
Accounts receivable and other	$73,873	$54,831
Contract assets	3,413	3,853

The changes in contract assets are primarily due to timing differences between the Company’s performance of services or sales of components and the related right for consideration to become unconditional.

Inventory

Inventory consists of acquired units, repair parts, and core units (which are used units available to be repaired or overhauled and are both purchased and returned from customers). Inventory is generally valued based upon the specific identification method by part number, although costs of common part numbers may be averaged. Acquired units are purchased for resale from outside vendors and are valued at cost. Units in the exchange program are valued at average cost, which is estimated based upon original cost, recoverable value of returned units, and accumulated repair and maintenance costs incurred to make such units ready for exchange to another customer. Core units received through a customer exchange program (trade-in) are valued at average cost. Repair parts are purchased from outside vendors, are valued at cost, and are included in acquired units until they are consumed in the production process and are transferred to work in process. Work in process represents items being repaired either internally or externally and is valued at the cost of the unit to date including accumulated costs for labor and repair parts used in process.

The Company records a valuation adjustment to reduce the carrying cost of inventory items to net realizable value if they have had no sales activity in the preceding 36 months or if on-hand quantities exceed one year of expected usage.

Warranty

Acquired units purchased from manufacturers are covered under warranties from such manufacturers and the Company is generally not liable for defects and issues with such products. The Company warrants all component exchanges and overhauls for one (1) year or three hundred (300) hours of operation, whichever comes first. The Company makes a provision in cost of goods sold for estimated warranty costs on products sold and the accrual for such liability is included in other accrued liabilities on the accompanying consolidated balance sheets.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

For certain subsidiaries, the Company warrants the following services as follows:

	Whichever period expires first
Services	Operational hours	Elapsed time from installation	Elapsed time from shipping
Turbine Engine Component Accessories - Overhaul	500	3 months	6 months
Turbine Engine Component Accessories - Repair	300	3 months	6 months
Turbine Engines – Overhaul - Horizontal Situation Indicator/ Ground Based Interceptor	500	6 months	12 months
Turbine Engines - Overhaul - Continuing Airworthiness Management Organization	1,000	2 years	1 - 2 years
Turbine Engines - Repair	500	3 months	6 months -1 year
Auxiliary Power Unit (APU)	Not applicable	Not applicable	1 year

Warranty accrual amounted to $754 and $640 as of December 31, 2025 and 2024, respectively.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed utilizing the straight-line method over the estimated useful lives of the assets, which are as follows:

Life
Buildings	35 years
Shop and test equipment	2 - 20 years
Technical manuals	15 - 20 years
Office furniture and equipment	3 - 7 years
Computer hardware and software	2 - 3 years
Vehicles	3 - 7 years
Leasehold improvements	Shorter of useful life or lease term

Maintenance and repairs are charged to expense as incurred, and major renovations and improvements are capitalized. Costs and accumulated depreciation applicable to assets retired are removed from the accounts, and the gain or loss on disposition is recognized in the consolidated statements of operations and comprehensive income (loss).

The Company leases engine equipment to customers under cancelable operating lease agreements. The lease terms are primarily less than one year.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Impairment of Long-Lived Assets

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset or asset group may not be recoverable. Tests for recoverability of a long-lived asset to be held and used are measured by comparing the carrying amount of the long-lived asset or asset group to the sum of the estimated future undiscounted cash flows expected to be generated by the asset. In estimating the future undiscounted cash flows, the Company uses projections of cash flows directly associated with, and which are expected to arise as a direct result of the use and eventual disposition of the assets or asset group. If it is determined that a long-lived asset or asset group is not recoverable, an impairment loss would be calculated equal to the excess of the carrying amount of the long-lived asset or asset group over its fair value. There was no impairment loss recorded in 2025 or 2024.

Intangible Assets

Intangible assets with definite lives include customer relationships and tradenames and are stated at cost less accumulated amortization. Amortization is computed utilizing the straight-line method over the estimated useful lives of the assets. Intangible assets with indefinite useful lives, including Federal Aviation Administration (FAA) and other licenses, are reviewed annually for impairment or more frequently if impairment indicators arise. See Note 5 – Goodwill and Intangible Assets.

Goodwill

Goodwill represents the excess of the purchase price and related costs of an acquired business over the fair value of identified net assets. Goodwill is tested for potential impairment annually as of December 31, or whenever events or changes in circumstances indicate that the carrying value may not be recoverable. The Company operates as one segment, which is considered to be the sole reporting unit, and therefore goodwill is tested for impairment at the consolidated level.

When testing goodwill for impairment, the Company may initially qualitatively assess whether it is necessary to perform a quantitative goodwill impairment test, which is only required if the Company concludes that it is more likely than not that the reporting unit’s fair value is less than its carrying amount. In evaluating whether it is more likely than not that the fair value of the reporting unit is less than its carrying amount, the Company considers the totality of all relevant events and circumstances that affect the fair value or carrying amount of the reporting unit in accordance with ASC 350-20-35-3C. In the event the Company deems a quantitative impairment test necessary, the Company estimates and compares the fair value of the reporting unit to its carrying value including goodwill. The fair value of the reporting unit is determined using a combination of the income approach and the market approach, which involves the use of estimates and assumptions, including projected future operating results and cash flows, the cost of capital, and financial measures derived from observable market data of comparable public companies. If the fair value is less than the carrying value, the amount of impairment expense is equal to the difference between the reporting unit’s fair value and the reporting unit’s carrying value.

Based on the annual goodwill impairment test performed as of December 31, 2025, the Company’s qualitative impairment test determined that it was not more likely than not that the reporting unit fair value exceeded carrying value.

Debt Issuance Cost

Debt issuance costs are presented net with the related debt instrument and amortized over the term of the debt. Amortization is recorded to interest expense using the straight-line method, which approximates the effective interest method.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Income Taxes

The Company files a consolidated federal income tax return. The Company uses the asset and liability method of accounting for income taxes. Under this method, deferred tax assets and liabilities are recorded based on temporary differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements at the enacted tax rate expected to be in effect when the taxes are actually paid.

The Company evaluated all tax positions that it has taken or expects to take on a tax return including decisions made concerning whether or not to file a tax return in a specific tax jurisdiction. The Company evaluated all tax positions for recognition, de-recognition, and measurement using consistent criteria. The Company has determined that it does not have any material uncertain tax positions as of December 31, 2025 and 2024. The Company recognizes interest accrued, if any, related to unrecognized tax benefits in interest expense and penalties, if any, in other expenses.

The Company is generally no longer subject to U.S. federal, state, local or foreign tax examinations by tax authorities for years before 2021.

Revenue Recognition

The Company recognizes revenue for sales of components, including the components exchange program, upon the transfer of promised goods to customers in an amount that reflects the consideration to which they expect to be entitled in exchange for those goods. The transaction price of a contract, which can include both fixed and variable amounts, is allocated to each performance obligation identified. Some contracts contain variable consideration, which could include incremental fees or penalty provisions related to performance. Variable consideration that can be reasonably estimated based on current assumptions and historical information is included in the transaction price at the inception of the contract but limited to the amount that is probable that a significant reversal in the amount of cumulative revenue recognized will not occur. Variable consideration that cannot be reasonably estimated is recorded when known.

Revenue from the engine equipment lease program is recorded over time based on usage and revenue from the APU equipment lease program is recorded over time based on fixed monthly fees. Revenue from repair services is recorded once the repair is complete and the part is delivered to the customer. In certain cases, for larger overhaul jobs, revenue is recorded over time on a percentage of completion basis. In all cases, revenue is recognized at the time the Company satisfies the performance obligation to their customer. Delivery is not considered to have occurred until the customer assumes the risks and rewards of ownership. Customers take delivery at the time of shipment for terms designated free on-board shipping point.

The Company generally sells its products and services under standard 30-day payment terms. On occasion, certain customers will negotiate extended payment terms of 60-90 days. Except for customary warranty provisions, customers neither have the right to return products nor do they have the right to extended financing.

The Company includes shipping and handling charges in its gross invoice price to customers and classifies the total amount as revenue. Shipping and handling expenses are recorded as cost of sales. Sales taxes are not recorded as a component of sales. The Company records a liability when the amounts are collected and reduces the liability when payments are made to the applicable government agency.

Revenue is recorded net of estimated product returns and discounts to customers. Returns and discounts are recorded as a reduction in revenue in the same period that the revenue is recognized. Customers have the right to return products purchased that do not function properly within a limited time after delivery.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

The Company’s disaggregated revenue by country is as follows:

For the years ended December 31,	2025	2024
Australia	$51,608	$63,570
Brazil	6,941	5,125
Canada	60,957	46,642
Singapore	17,028	13,274
United Kingdom	13,235	—
United States	445,793	343,438

	$595,562	$472,049

The Company’s disaggregated revenue by service and timing of revenue is as follows:

For the years ended December 31,	2025	2024
Equipment leases - over time	$8,717	$3,811
Customer engine and APU repairs services - over time	212,713	174,444
Sales of components and other repair services – point in time	374,132	293,794

	$595,562	$472,049

Business Combinations

When the Company acquires businesses, it applies the acquisition method of accounting and recognizes the identifiable assets acquired and the liabilities assumed at their fair values on the acquisition date, which requires significant estimates and assumptions. Goodwill is measured as the excess of the fair value of the consideration transferred over the net of the acquisition date fair values of the identifiable assets acquired and liabilities assumed. The acquisition method requires the Company to record provisional amounts for any items for which the accounting is not complete at the end of a reporting period. The Company must complete the accounting during the measurement period, which cannot exceed one year. Adjustments made during the measurement period could have a material impact on the Company’s financial condition and results of operations.

Typically, the carrying amounts of accounts receivable, inventory, prepaid expenses and other current assets, accounts payable, and accrued expenses approximate their fair values based on their short-term nature. Property and equipment are generally recorded at net book values, which approximate fair values. Right-of-use assets and lease liabilities are recorded at the acquisition date based on the present value of lease payments over the lease term. Identified intangible assets are measured using various valuation techniques.

Share-Based Compensation

Profit unit awards are issued to certain employees as compensation. These profit unit awards include time-vesting units and performance-vesting units. Compensation cost related to profit unit awards is calculated based upon the estimated fair value of the awards at the grant date, in accordance with ASC 718, Compensation – Stock Compensation. The Company recognizes compensation expense over the service period. The Company accounts for forfeitures as they occur.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Advertising Cost

The Company expenses all advertising costs as incurred. Advertising expense was $3,229 and $2,434 for the years ended December 31, 2025 and 2024, respectively.

Leases

The Company evaluates whether a contractual arrangement that provides the Company control over the use of an asset is, or contains, a lease at inception. Right-of-use assets (ROU) represent the Company’s right to use an underlying asset during the lease term, and lease liabilities represent the Company’s obligation to make lease payments. ROU assets and liabilities are recognized at the lease commencement date based on the present value of lease payments over the lease term. Since most of the Company’s leases do not provide an implicit rate to determine the present value of lease payments, management uses the Company’s incremental borrowing rate based on the information available at lease commencement. ROU assets also include any lease payments made and exclude any lease incentives. Lease expense for lease payments is recognized on a straight-line basis over the lease term. The Company’s lease terms may include options to extend or terminate the lease when it is reasonably certain that they will exercise the option. None of the lease agreements contain any material residual value guarantees. Certain lease agreements include provisions for variable rent payments, which are adjusted periodically. The Company has elected the practical expedient to not separate lease and non-lease components for its leases.

The Company has elected to apply the short-term lease exception to all leases with an initial term of 12 months or less. Short-term leases are not recorded on the consolidated balance sheets. Lease expense is recognized for these leases on a straight-line basis over the lease term.

Certain of the Company’s leases are denominated in a foreign currency. For these leases, the lease liability and right-of-use asset are measured using the exchange rate at the lease commencement date. Subsequently, the foreign currency denominated lease liability is remeasured using the exchange rate at each reporting date. Any changes to the lease liability arising from the translation of foreign currency are recognized in the consolidated statements of operations and comprehensive income (loss) as a foreign exchange gain or loss.

Derivative Instruments

During the year ended December 31, 2025, the Company entered into a foreign currency forward contract in connection with the acquisition of Turner Aviation Limited (“Turner”) to economically hedge exposure to changes in the British pound related to the purchase price. The derivative instrument was not designated as a hedging instrument for accounting purposes under ASC 815, Derivatives and Hedging, and was settled in full during the period. For the year ended December 31, 2025, the Company recognized a loss of approximately $112 in Other expense (income). No derivative instruments were outstanding as of December 31, 2025.

Recently Adopted Accounting Pronouncement

Accounting Standards Update (“ASU”) 2023-09 - In December 2023, the FASB issued ASU 2023-09, Income Taxes (Topic 740): Improvements to Income Tax Disclosures (“ASU 2023-09”), which requires public entities, on an annual basis, to provide disclosure of specific categories in the rate reconciliation, as well as disclosure of income taxes paid disaggregated by jurisdiction. ASU 2023-09 is effective for fiscal years beginning after December 15, 2025, with early adoption permitted. The adoption resulted in an expansion of the income tax footnote disclosures for the Company. See “Note 9 - Income Tax” for further information.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Recent Accounting Pronouncements

Recently Issued Accounting Pronouncements Not Yet Adopted

In December 2025, the FASB issued ASU 2025-12 Accounting Standards Update Codification Improvements (“ASC 2025-12”), which address stakeholder suggestions on the Accounting Standards Codification and make other incremental improvements to generally accepted accounting principles. The amendments make Codification updates to a broad range of Topics arising from technical corrections, unintended application of the Codification, clarifications, and other minor improvements. ASU 2025-12 is effective for fiscal years beginning after December 15, 2026, and interim reporting periods within those annual reporting periods, with early adoption permitted. The Company is evaluating the impact of ASU 2025-12 on its accounting and disclosures.

In September 2025, the FASB issued ASU No. 2025-06 Intangibles - Goodwill and Other Internal-Use Software (Subtopic 350-40): Targeted Improvements to the Accounting for Internal-Use Software (“ASU 2025-06”) to modernize the accounting guidance for costs incurred to develop internal-use software, including which costs are required to be recognized as an asset. ASU 2025-06 is effective for annual and interim reporting periods beginning after December 15, 2027. The Company is evaluating the impact of ASU 2025-06 on its accounting and disclosures.

In July 2025, the FASB issued ASU No. 2025-05 Financial Instruments - Credit Losses (Topic 326): Measurement of Credit Losses for Accounts Receivable and Contract Assets (“ASU 2025-05”), which provides a practical expedient and, if applicable, an accounting policy election to simplify the measurement of credit losses for certain receivables and contract assets. ASU 2025-05 is effective for annual and interim reporting periods beginning after December 15, 2025 and may be early adopted. The Company is evaluating the impact of ASU 2025-05 on its accounting and disclosures.

In November 2024, the FASB issued ASU No. 2024-03 Income Statement (Topic 220): Disaggregation of Income Statement Expenses (“ASU 2024-03”), which requires additional disclosures of certain amounts included in the expense captions presented on the statement of operations as well as disclosures about selling expenses. ASU 2024-03 is effective on a prospective basis, with the option for retrospective application, for annual periods beginning after December 15, 2026, and interim reporting periods beginning after December 15, 2027, and early adoption is permitted. The Company is evaluating the impact of ASU 2024-03 on its accounting and disclosures.

2. Allowance for Credit Losses

The following table summarizes the Company’s allowance for credit losses for trade accounts receivable:

December 31,	2025	2024
Balance, January 1	$2,941	$3,905
Current year provision for expected credit losses	350	(123)
Write-offs	(1,568)	(1,480)
Recoveries and other	1,045	639

Balance, December 31	$2,768	$2,941

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

3. Inventory

Inventory balances presented in the accompanying consolidated balance sheets consist of the following amounts:

December 31,	2025	2024
Acquired units, including cores	$155,826	$136,040
Work-in-process	33,053	31,058

Total inventory	$188,879	$167,098

4. Property and Equipment

Property and equipment presented in the accompanying consolidated balance sheets consist of the following amounts:

December 31,	2025	2024
Shop and test equipment	$56,745	$48,609
Technical manuals	2,825	2,552
Office furniture and equipment	2,280	1,868
Computer hardware and software	5,187	4,248
Vehicles	535	377
Buildings and leasehold improvements	11,588	8,171
Construction in process	3,735	2,112

	82,895	67,937
Less accumulated depreciation	(23,040)	(16,735)

Total property and equipment	$59,855	$51,202

Depreciation expense relating to property and equipment was $9,465 and $6,420 for the years ended December 31, 2025 and 2024, respectively.

Engine equipment included in shop and test equipment and accumulated depreciation was $21,660 and $5,595, respectively, at December 31, 2025, and $21,459 and $3,610, respectively, at December 31, 2024.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

5. Goodwill and Intangible Assets

Goodwill

Changes in the carrying amount of goodwill for the periods ended December 31, 2025 and 2024 are as follows:

Goodwill
Balance as of December 31, 2023	$159,421
Foreign currency translation	(4,469)
Goodwill acquired	237,504

Balance as of December 31, 2024	392,456
Foreign currency translation	2,944
Goodwill acquired	52,359
Measurement period adjustments	(3,036)

Balance as of December 31, 2025	$444,723

Intangible Assets

Intangible assets presented in the accompanying consolidated balance sheets consist of the following amounts:

		December 31, 2025
	Life	Cost	Accumulated Amortization	Net Intangibles
Customer relationships, net	15 years	$243,266	$(45,098)	$198,168
FAA and other licenses	Indefinite	117,486	—	117,486
Tradenames, net	1 year	7,050	(6,885)	165

Total intangibles, net		$367,802	$(51,983)	$315,819

		December 31, 2024
	Life	Cost	Accumulated Amortization	Net Intangibles
Customer relationships, net	15 years	$216,787	$(29,747)	$187,040
FAA and other licenses	Indefinite	103,682	—	103,682
Tradenames, net	1 year	6,746	(6,171)	575

Total intangibles, net		$327,215	$(35,918)	$291,297

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Customer Relationships

Amortization is computed utilizing the straight-line method over the estimated useful lives of the customer relationships, which are 15 years. Amortization expenses related to customer relationships was $15,351 and $7,449 for the years ended December 31, 2025, and 2024, respectively. Future amortization for the next five years of customer relationships is as follows:

For the years ending December 31,
2026	$16,217
2027	$16,217
2028	$16,217
2029	$16,217
2030	$16,217
Thereafter	$117,083

Total	$198,168

Tradenames

Amortization for tradenames is computed utilizing the straight-line method over the estimated useful lives of the tradenames, which are 1 year. Amortization expense related to tradenames was $714 and $212 for the years ended December 31, 2025 and 2024, respectively. Future amortization for the year ending December 31, 2026 is $165.

6. Long-Term Debt

Effective September 23, 2024, the Senior Secured Credit Agreement was amended (“Amendment 1”). The Company determined that the Amendment should be accounted for as a modification. Accordingly, the Company capitalized $7,304 of debt issuance costs related to fees paid to lenders and is amortizing this amount over the remaining term of the facility.

Effective July 9, 2025, the Company entered into a second amendment to its Senior Secured Credit Agreement (“Amendment 2”), providing for incremental term loan commitments in an aggregate principal amount of $75,500, which were fully drawn on the amendment’s effective date. The incremental term loan bears interest at a variable rate consistent with the existing term loans under the Senior Secured Credit Agreement and matures on the same date as the original facility. The Company evaluated Amendment 2 in accordance with ASC 470, Debt, and concluded that it should be accounted for as a modification. Accordingly, the incremental proceeds were recorded as additional long-term debt, and fees incurred in connection with Amendment 2 of approximately $1,454 were capitalized as debt issuance costs and are being amortized over the remaining term of the Senior Secured Credit Agreement.

As of December 31, 2025, the Company’s long-term debt consists primarily of borrowings under its Senior Secured Credit Agreement, as amended. All amounts outstanding under the Senior Secured Credit Agreement are held by related parties, as certain lenders are also equity investors in the Company. See Note 12 - Related Party Transactions.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

The Company’s long-term debt consists of the following:

December 31,	2025	2024
A term loan, under the Senior Secured Credit Agreement, for a total principal amount of $333,500, with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest and principal are payable quarterly. The effective interest rate was 10.0% at December 31, 2025. The loan calls for quarterly principal payments of $834.	$327,584	$330,165
The Amendment 1 incremental term loan under the Senior Secured Credit Agreement, for a total principal amount of $183,860, with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest and principal are payable quarterly. The effective interest rate was 10.0% at December 31, 2025. The loan calls for quarterly principal payments of $460.	181,562	183,400
The Amendment 2 incremental term loan under the Senior Secured Credit Agreement, for a total principal amount of $183,860 with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest and principal is payable quarterly. The effective interest rate was 10.0% at December 31, 2025. The loan calls for quarterly principal payments of $189.	74,368	—
A revolving line of credit, under the Senior Secured Credit Agreement, with an amount available up to $50,000 with a maturity date of December 21, 2029. The loan bears interest at the bank’s base rate plus a margin rate. Interest is payable quarterly. The unfunded rate is 0.5%. The amount available was $38,000 and $40,000 at December 31, 2025 and 2024, respectively.	12,000	10,000
A delayed draw term loan, under the Senior Secured Credit Agreement, of $110,000 with a maturity date of December 21, 2029. The loan bears interest at the bank’s SOFR plus a margin rate. Interest is payable quarterly. The unfunded rate is 1%. No amounts were available at December 31, 2025 or 2024.	108,350	109,450
A Vehicle Retail Installment Contact for a principal amount of $56, with a termination date of November 3, 2027. The loan does not bear interest. Principal is payable monthly.	18	27
A Vehicle Retail Installment Contact for a principal amount of $88, with a termination date of July 23, 2028. The loan bears interest at 2.9%. Interest and principal are payable monthly.	58	80

Total	703,940	633,122
Less current maturities	(7,060)	(6,305)
Less debt issuance costs	(7,067)	(7,195)

Long-term debt, net of current maturities and unamortized debt issuance costs	$689,813	$619,622

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

The Company’s long-term debt under the Senior Secured Credit Agreement is collateralized by substantially all assets of the Company. The Company is required to meet certain financial and non-financial covenants. As of December 31, 2025, the Company was in compliance with all covenants.

For the years ended December 31, 2025 and 2024, interest expense recognized was $63,528, including amortization of debt issuance costs of $1,582, and $46,777, including amortization of debt issuance costs of $569, respectively.

Future maturities of long-term debt are as follows:

For the years ending December 31,
2026	$7,060
2027	7,059
2028	7,042
2029	682,779
2030	—

Total	703,940
Less current maturities	(7,060)
Less debt issuance costs	(7,067)

Long-term debt, net of current maturities and unamortized debt issuance costs	$689,813

7. Leases

The Company has operating and finance leases related to certain office space, warehouses, vehicles, and equipment. The Company’s leases have remaining lease terms ranging up to 15 years and some of the leases include renewal options. The Company only includes the renewal terms in its calculation of lease assets and liabilities if it is reasonably certain to exercise the renewal option. The lease agreements do not contain any material residual value guarantees or material restrictive covenants.

Operating Leases

Lease cost information related to operating leases is as follows:

Year ended December 31,	2025	2024
Operating lease cost	$7,630	$5,770
Short-term lease cost	280	383
Variable lease cost	1,008	841

Total lease cost	$8,918	$6,994

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Finance Leases

Lease cost information related to finance leases is as follows:

Year ended December 31,	2025	2024
Amortization of lease assets included in depreciation and amortization expense	$59	$16
Interest on lease liabilities included in interest expense	8	3

Total lease cost	$67	$19

Lease Terms and Other Information

The following summarizes the weighted average remaining lease terms and discount rates as of December 31:

	2025	2024
Weighted average remaining lease term
Operating leases	6.2	6.9
Finance leases	1.8	2.3
Weighted average discount rate
Operating leases	9.3%	9.7%
Finance leases	10.5%	10.4%

Other information related to leases is as follows:

Year ended December 31,	2025	2024
Cash paid for amounts included in the measurement of lease obligations
Operating cash flows from operating leases	$7,278	$5,214
Operating cash flows from finance leases	8	3
Financing cash flows from finance leases	55	16
Right-of-use assets obtained in exchange for operating lease obligations	6,744	5,302

Future maturities of the Company’s lease liabilities are as follows:

For the years ending December 31,	Operating	Finance
2026	$8,044	$36
2027	7,656	12
2028	7,515	8
2029	6,390	—
2030	5,525	—
Thereafter	9,839	—

Total lease payments	44,969	56
Less imputed interest	(11,218)	(5)

Present value of minimum lease payments	$33,751	$51

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

The Company had leases denominated in a foreign currency comprised of the following:

December 31,	2025	2024
Operating lease, ROU assets	3,469	2,655
Current operating lease liabilities	700	506
Long-term operating lease liabilities	2,919	2,228

The Company recognized a foreign exchange loss of $71 and a gain of $114 in the consolidated statements of operations and comprehensive income (loss) for the years ended December 31, 2025 and 2024, respectively, related to these leases.

Depreciation expense related to engine equipment under operating leases is recorded as Cost of sales and amounted to $3,933 and $1,934 for the years ended December 31, 2025, and 2024, respectively. Engine equipment is recorded within Property and equipment, net as these operating leases are less than 12 months in duration.

8. Retirement Plans

The Company sponsors a 401(k) plan covering substantially all of its employees who reside in the United States. The Company makes matching contributions of 25% of the employees’ contributions up to 6% of the employees’ compensation. The Company’s matching contributions to the 401(k) plan were $186 and $158 for the years ended December 31, 2025 and 2024, respectively.

The Company sponsors a 401(k) plan covering Icon Aerospace, LLC and The Auxiliary Group, LLC’s employees. The Company makes matching contributions up to 2% of the employees’ compensation. The Company’s matching contributions to the 401(k) plan were $108 and $21 for the years ended December 31, 2025 and 2024, respectively.

The Company sponsors a Group Retirement Savings Plan (RSP) for its employees who reside in Canada, with the exception of World Aviation Corporation. The Company makes matching contributions of 25% of the employees’ contributions up to 6% of the employees’ compensation. The Company’s matching contributions to the RSP were $8 and $7 for the years ended December 31, 2025 and 2024, respectively.

The Company pays mandatory superannuation for all of its employees who reside in Australia. The rates from January 1, 2025 to June 30, 2025 were 11.5% on maximum quarterly earnings of $65,070 (actual USD) and the rates from July 1, 2025 to December 31, 2025 were 12% on maximum quarterly earnings of $62,500 (actual USD). The Company’s superannuation contributions were $522 and $557 for the years ended December 31, 2025 and 2024, respectively.

The Company pays mandatory contributions to the Central Provident Fund (CPF) retirement fund for all of its employees who reside in Singapore. The CPF contributions are subject to monthly and annual salary ceilings. The 2025 rates were 17% for employees aged 55 and below, 15.5% for employees aged 55 to 60 years, 12% for employees aged 60 to 65 years, 9% for employees aged 65 to 70 years and 7.5% for employees aged 70 and above. The 2025 annual salary ceiling is $102,000 (actual USD) and the monthly wage ceiling is $7,400 (actual USD). The Company’s CPF contributions were $55 and $28 for the years ended December 31, 2025 and 2024, respectively.

In 2025, the Company sponsored a 401(k) plan covering H.E.R.O.S., Inc.’s employees. The Company makes matching contributions up to 4% of the employees’ compensation. The Company’s matching contributions to the 401(k) plan were $5 for the year ended December 31, 2025.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

In 2025, the Company sponsored a safe harbor 401(k) plan covering Keystone Turbine Services, Trace Aviation, Inc., Velocity Aerospace Group, Inc., Prime Turbine, LLC, Pacific Turbine USA, LLC, Aviation Welding Technologies, LLC and CeralUSA LLC’s employees. The Company makes safe harbor matching contributions up to 3% of the employees’ compensation and 50% on the employees’ contributions that are greater than 3% but less than or equal to 5% of the employees’ compensation. The Company’s matching contributions to the safe harbor 401(k) plan were $684 for the year ended December 31, 2025.

In 2024, the Company sponsored a safe harbor 401(k) plan covering Keystone Turbine Services, Trace Aviation, Inc., Velocity Aerospace Group, Inc., Prime Turbine, LLC and Pacific Turbine USA, LLC.’s employees. The Company made safe harbor matching contributions up to 3% of the employees’ compensation and 50% on the employees’ contributions that are greater than 3% but less than or equal to 5% of the employees’ compensation. The Company’s matching contributions to the safe harbor 401(k) plan were $576 for the year ended December 31, 2024.

In 2024, the Company sponsored a safe harbor 401(k) plan covering Aviation Welding Technologies, LLC and CeralUSA, LLC’s employees. The Company made safe harbor matching contributions up to 4% of the employees’ compensation. The Company’s matching contributions to the safe harbor 401(k) plan were $19 for the year ended December 31, 2024. In 2025, the Aviation Welding Technologies, LLC and CeralUSA, LLC’s employees were merged into the safe harbor 401(k) plan covering Keystone Turbine Services, Trace Aviation, Inc., Velocity Aerospace Group, Inc., Prime Turbine, LLC and Pacific Turbine USA, LLC’s employees.

9. Income Taxes

The deferred income tax assets and liabilities as presented in the accompanying consolidated balance sheets consist of the following amounts:

December 31,	2025		2024
Deferred income tax assets	$		$
Inventory		4,157		2,883
Net operating losses		3,546		4,203
Interest		16,489		10,383
Other		4,246		5,019

Deferred tax assets, gross		28,438		22,488
Valuation allowance		—		(2,274)

Total deferred income tax assets		28,438		20,214
Deferred income tax liabilities
Intangible assets		32,677		18,874
Property, plant, and equipment		9,938		8,385
Other		1,634		469

Total deferred income tax liabilities		44,249		27,728

Net deferred tax liabilities		$15,811		$7,514

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

As a result of acquisition activity during 2021, the Company inherited a US income tax net operating loss (NOL). As of December 31, 2025, the gross federal NOL was approximately $15,594 and does not expire. The acquired NOL is subject to an annual usage limitation under IRC Sec 382. In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which those temporary differences become deductible. Management considers projections of future taxable income, tax planning strategies, and the reversal of temporary differences in making this assessment. Management concludes that no valuation allowance is required.

The significant components of income tax expense (benefit) allocated to operations are as follows:

Year ended December 31,	2025	2024
Current
Federal tax (benefit) expense	$(419)	$5,195
State tax expense	500	487
Foreign tax expense	4,538	3,512

Total current	4,619	9,194
Deferred
Federal tax benefit	(2,012)	—
State tax expense	317	—
Foreign tax expense	2,703	—

Deferred tax expense (benefit)	1,008	(1,823)

Total	$5,627	$7,371

For the years ending December 31, 2025 and 2024, the Company reported a tax provision of $5,627 and $7,371 on pretax book income of $22,258 and $14,152, respectively. This resulted in an effective tax rate of 25% and 52% for December 31, 2025 and 2024, respectively.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

The Company’s effective tax rate differed from the U.S. statutory rate of 21% primarily due to state and foreign income tax expenses, changes in the valuation allowance, return-to-provision adjustments, and other non-deductible expenses. A reconciliation of the provision for income taxes to the amount computed by applying the statutory federal income tax rate is as follows:

	Year ended December 31, 2025
	Amount	Percent
U.S. Federal Statutory Tax Rate	$4,740	21.0%
State and Local Taxes, Net of Federal Income Tax Effect	712	3.2%
Foreign tax effects
Australia
Deferred true-ups	1,086	4.8%
Other	886	3.9%
Canada
Foreign rate differential	580	2.6%
Other	69	0.3%
Other foreign jurisdictions	233	1.0%
Effect of changes in tax laws or rates enacted in the current period	—	0.0%
Effect of cross-border tax laws
Branch-related U.S. tax	2,597	11.5%
Other	(175)	-0.8%
Tax credits
Foreign tax credits	(3,243)	-14.4%
Changes in valuation allowance	(2,274)	-10.1%
Nontaxable or nondeductible items
Other	168	0.7%
Changes in unrecognized tax benefits	—	0.0%
Other adjustments
Acquisition costs	369	1.6%
Return-to provision adjustment	(294)	-1.3%
Other	173	0.8%

Effective income tax rate	5,627	24.9%

Year ended December 31, 2024
Tax at statutory federal income tax rate	$2,972
Increases (decreases) in tax resulting from:
State taxes, net of federal income tax effect	(6)
Foreign tax effects	917
Prior year true-up adjustment	(866)
Valuation allowance	2,274
Other non-deductible expenses	2,080

Provision for income taxes	$7,371

Effective income tax rate	52.1%

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

No deferred U.S. income tax liability has been recognized on undistributed earnings of certain foreign subsidiaries as they have been deemed permanently invested outside the U.S., and it is not practicable to estimate the deferred tax liability related to such undistributed earnings.

The Company did not record any significant changes in its unrecognized tax benefits or total interest and penalties for tax years remaining open to examination during the years ended December 31, 2025 and 2024. Currently, there are not any ongoing audits or examinations with any tax jurisdictions.

Income taxes paid (net of refunds received) as shown in the Consolidated Statements of Cash Flows consists of the following:

Year ended December 31, 2025
Federal income taxes paid (net of refunds)	$3,632
State income taxes paid (net of refunds received)	801
Foreign income taxes paid (net of refunds received)
Canada	2,569
Other foreign jurisdictions	436

Total income taxes paid (net of refunds received)	$7,438

10. Stockholders’ Equity

During 2025, the Company received stockholder contributions totaling $1,000, which were made in the form of $250 of cash and $750 of rollover equity as a result of the Turner acquisition discussed in Note 16. Additionally, during 2025, the Company made distributions to one of its stockholders totaling $1,000. The contributions and distributions have been recorded as additional paid-in capital in the consolidated statements of changes in stockholders’ equity.

The foreign currency translation adjustment included in the consolidated statements of changes in stockholders’ equity represents the net effect of translating the financial statements of foreign subsidiaries into the reporting currency. The translation adjustments, recorded as other comprehensive income (loss) was a gain of $5,477 and a loss of $8,183 for the years ending December 31, 2025, and 2024, respectively.

Preferred Stock

The Company is authorized to issue preferred stock. As of December 31, 2025 and 2024, no preferred stock is outstanding. The holders of preferred stock, if any subsequently issued, would have no voting power and a $100 per share liquidation preference. The preferred return on such units accrues at a rate of 10% per year compounded annually on the anniversary date of issuance on (a) unreturned capital and (b) the unpaid preferred yield thereon for all prior periods. If a liquidation event occurs, the holders of preferred stock would receive the preference amount per share, plus accrued and unpaid dividends, before any assets of the Company are distributed to the holders of its other capital stock. The preferred stock has no conversion or redemption features.

Common Stock

The holders of common stock have one vote per share in all corporate matters. Subject to the rights of the holders of the preferred stock and unless prohibited by law, dividends may be declared and paid on the common stock as and when determined by the Board of Directors. No dividends were declared or paid in 2025 or 2024. Subject to the rights of the holders of the preferred stock, if the Company liquidates, dissolves or winds up its business, the holders of the common stock will be entitled to receive, ratably based upon the number of outstanding shares of common stock held by each such holder, all assets of the Company available for distribution to its stockholders.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

11. Share-Based Compensation

Profit Unit Awards

The Parent granted profit unit awards to certain employees of the Company. The profit unit awards consist of time-vesting units and performance-vesting units. The time-vesting units vest ratably over a four-year period and compensation expense is recorded over the vesting period. The performance-vesting units vest upon certain performance conditions being met.

Information regarding the profit unit awards is as follows:

	Time-vesting units	Performance-vesting units	Total
Outstanding, December 31, 2023	7,091	7,091	14,182
Granted	2,918	2,918	5,836
Forfeited	—	—	—

Outstanding, December 31, 2024	10,009	10,009	20,018
Granted	1,289	1,288	2,577
Forfeited	(329)	(658)	(987)

Outstanding, December 31, 2025	10,969	10,639	21,608

Profit unit award activity for the year ended December 31, 2025 was as follows:

	Number of Units	Weighted Average Grant Date Fair Value
Unvested as of December 31, 2024	15,912	$178.0
Granted	2,577	188.4
Vested	(3,042)	179.8
Forfeited	(987)	178.0

Unvested as of December 31, 2025	14,460	$181.1

The total number of vested and unvested units was 7,148 and 14,460, respectively, at December 31, 2025, and 4,106 and 15,912, respectively, at December 31, 2024. The Company determined compensation expense based upon the grant date fair value of such awards. For the years ended December 31, 2025, and 2024, the amount of compensation expense recorded was $507 and $674, respectively. Fair value at date of grant was estimated using a valuation model for enterprise value of the company based upon cash flows and expected valuation multiples of peer companies divided by units outstanding giving consideration for share preferences, rights, and obligations. The significant assumptions used are valuation multipliers and discount rates applied in the model.

As of December 31, 2025, there was $625 of unrecognized compensation expense related to unvested profit unit awards, which is expected to be recognized over a weighted average period of approximately 1.5 years.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

12. Related Party Transactions

The Company is required to pay fees to parent companies for management services. Management fees are payable in arrears on the first day of each calendar quarter. Total management fees and expenses paid to parent companies included in Other expense (income) in the consolidated statements of operations and comprehensive income (loss) were $4,741 and $2,651 for the years ended December 31, 2025 and 2024, respectively.

A stockholder owns and leases hangar space to the Company for which total rent payments approximated $93 and $91 for the years ended December 31, 2025 and 2024, respectively.

Certain lenders under the Company’s Senior Secured Credit Agreement are also equity investors in the Company and are therefore considered related parties. As of December 31, 2025 and 2024, all amounts outstanding under the Company’s long-term debt arrangements were held by related parties. Interest expense and closing fees paid to related party lenders under the Senior Secured Credit Agreement in the consolidated statements of operations and comprehensive income (loss) were $63,528 and $1,135, respectively, for the year ended December 31,2025 and $46,777 and $6,821, respectively, for the year ended December 31, 2024. Additional information regarding the terms and conditions of the Company’s related-party debt is provided in Note 6, Long-Term Debt.

The Company paid expenses of $155 and $275 on behalf of certain stockholders for the years ended December 31, 2025 and 2024, respectively.

The Company issued a related party note to a stockholder for $730 during 2023. The note is to be repaid at the earlier of either a) the sale of the Company or b) November 10, 2033. The note bears interest of 5.25%. The outstanding balance of the related party note receivable on the consolidated balance sheets is $730 as of December 31, 2025 and 2024.

13. Fair Value Measurements

Fair value is the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date. The inputs used to measure fair value into the following hierarchy are determined as follows:

Level 1	Unadjusted quoted prices in active markets for identical assets or liabilities.

Level 2

Unadjusted quoted prices in active markets for similar assets or liabilities, or unadjusted quoted prices for identical or similar assets or liabilities in markets that are not active, or inputs other than quoted prices that are observable for the asset or liability.

Level 3	Unobservable inputs for the asset or liability.

For cash, accounts receivable and accounts payable, the fair value approximates the carrying value due to the short maturity periods of these financial instruments.

The carrying value of the Company’s long-term debt approximated fair value as of December 31, 2025, based on current borrowing rates available to the Company for instruments with similar terms, maturities, and credit risk.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

14. Concentrations of Risk

The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits. The Company has not experienced any losses in such accounts. Deposits in Canadian, Brazilian, United Kingdom, Australian, and Singaporean banks totaled $3,041 and $3,643 at December 31, 2025 and 2024, respectively.

The Company is periodically subject to concentration risk related to certain large customers, the loss of which could have a material adverse impact on the Company’s operations. As of December 31, 2025 and 2024, the Company did not have any customers considered to be significant.

15. Commitments and Contingencies

The Company is a licensed Federal Aviation Administration (FAA) repair facility and is subject to regulatory inspection and compliance requirements to maintain such licenses. In addition, certain of the Company’s vendors and customers have inspection and compliance requirements. These compliance and regulatory obligations periodically result in claims and investigations related to products, contracts and employment matters which may result in litigation or other legal action including warranty liability to repair or replace certain products or fines, penalties, and compensatory damages. Management of the Company believes, based upon current information, that the outcome of any such disputes and investigations will not have a material effect on the Company’s financial position, results of operations, or cash flows. Where it is reasonably possible that the Company will incur losses in excess of recorded amounts in connection with any such matters, the Company will disclose either the amount or range of reasonably possible losses in excess of such amounts or, where no such amount or range can be reasonably estimated, the reasons why no such estimate can be made.

16. Business Combinations

The goodwill recognized as part of the acquisitions is tax deductible, the non-deductible portion is related to the UAS goodwill acquired through rollover equity. Goodwill is attributable primarily to the expected synergies and assembled workforces of the acquired businesses.

AWT/CeralUSA Holdings, LLC

On April 16, 2024, the Company completed the acquisition of the equity interests of AWT/CeralUSA Holdings, LLC (AWT/Ceral) for an aggregate cash purchase price of $16,465, which included $486 of cash acquired. The consideration was allocated to the assets acquired and liabilities assumed in accordance with Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) 805, Business Combinations, which includes purchase accounting adjustments to reflect the fair values of the underlying assets and liabilities. The result of operations of AWT/Ceral are consolidated with the Company from the date of acquisition. This strategic acquisition enhanced the Company’s welding and coating capabilities while broadening its product offerings for the airline market.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Purchase Price Consideration

Assets acquired
Cash and cash equivalents	$486
Accounts receivable	803
Inventory	49
Prepaid expenses and other current assets	8
Property & equipment	17
Right of use asset	972
Deferred tax asset	214
Goodwill	15,092
Liabilities assumed
Accounts payable	123
Accrued expenses	83
Lease liabilities	970

Net assets acquired	$16,465

The Company’s consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2024 include revenue of $6,830 and income of $1,045 attributable to AWT/Ceral since the date of acquisition.

Costs incurred for the purchase of AWT/Ceral comprised of $1,136 recorded in operating expenses in the consolidated statement of operations and comprehensive income (loss) as of December 31, 2024, and $266 capitalized as debt issuance costs on the consolidated balance sheet.

Unaudited Pro Forma Consolidated Financial information

The following unaudited pro forma financial information for the year ended December 31, 2024 has been prepared by adjusting the Company’s historical consolidated results to reflect the acquisition of AWT/Ceral as though the acquisition had occurred on January 1, 2023. The unaudited pro forma financial information reflects the application of business combination accounting.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred on January 1, 2023, nor is it intended to be indicative of future results of operations.

Year ended December 31, 2024
Revenues	$474,597
Net income	$8,585

UAS Holdings, LLC

On September 23, 2024, the Company completed the acquisition of the equity interests of UAS Holdings, LLC (UAS) for an aggregate purchase price of $467,061, which included $6,621 of cash acquired. The purchase price was paid to the sellers through cash of $458,861 and rollover equity comprised of parent company units fair valued at $8,200. The fair value of the rollover equity was estimated by comparison to a similar equity transaction for cash at the same date. The consideration was allocated to the assets acquired and liabilities assumed in accordance with ASC 805, which

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

includes purchase accounting adjustments to reflect the fair values of the underlying assets and liabilities. The results of operations of UAS are consolidated by the Company from the date of acquisition. This strategic acquisition significantly enhanced the Company’s avionics and engine services capabilities while broadening its product offerings for the airline market.

Purchase Price Consideration

Assets acquired
Cash and cash equivalents	$6,621
Accounts receivable	11,854
Inventory	23,303
Prepaid expenses and other current assets	526
Property & equipment	13,776
Right of use asset	6,764
Identified intangible assets	193,548
Deferred tax asset	1,183
Goodwill	222,412
Liabilities assumed
Accounts payable	2,161
Accrued expenses	4,001
Lease liabilities	6,764

Net assets acquired	$467,061

The acquired intangible assets of approximately $193,548 were assigned to tradenames of $787, certifications of $48,591, and customer relationships of $144,170.

The Company’s consolidated statements of operations and comprehensive income (loss) for the year ended December 31, 2024 include revenue of $27,650 and loss of $865 attributable to UAS since the date of acquisition.

Costs incurred for the purchase of UAS comprise of $5,159 recorded in operating expenses in the consolidated statement of operations and comprehensive income (loss) as of December 31, 2024, and $7,039 capitalized as debt issuance costs on the consolidated balance sheet.

Unaudited Pro Forma Consolidated Financial information

The following unaudited pro forma financial information for the year ended December 31, 2024 has been prepared by adjusting the Company’s historical consolidated results to reflect the acquisition of UAS as though the acquisition had occurred on January 1, 2023. The unaudited pro forma financial information reflects the application of business combination accounting, including incremental amortization expense related to acquired intangible assets and interest expense associated with acquisition financing.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred on January 1, 2023, nor is it intended to be indicative of future results of operations.

Year ended December 31,
2024
Revenues	$542,143
Net income	$9,122

Turner Aviation

On July 9, 2025, the Company acquired Turner Aviation Limited (“Turner”), for an aggregate purchase price of $77,594, inclusive of cash acquired amounting to $3,265, an earnout of $765, and rollover equity of $750. The consideration was allocated to the assets acquired and liabilities assumed in accordance with ASC 805, which includes purchase accounting adjustments to reflect the fair values of the underlying assets and liabilities. The results of operations of Turner are consolidated by the Company from the date of acquisition. This strategic acquisition allowed the Company to enter European markets as Turner is headquartered in the United Kingdom, specializing in the repair and overhaul of a wide range of avionics, components, and fuel systems.

During the year ended December 31, 2025, the purchase price allocation was adjusted to reflect measurement period adjustments based on new information obtained about facts and circumstances that existed as of the acquisition date. Such adjustments resulted in a $3,036 decrease to goodwill, primarily driven by a $3,099 decrease to deferred tax liabilities. The following table sets forth the allocation of the purchase price to the assets acquired and liabilities assumed, including measurement period adjustments. The measurement period ends on July 9, 2026.

Purchase Price Consideration

	As of July 9, 2025	Measurement Period Adjustments	As of December 31, 2025
Assets acquired
Cash and cash equivalents	$3,261	4	3,265
Accounts receivable	2,566	(38)	2,528
Inventory	4,677	287	4,964
Prepaid expenses and other current assets	290	(27)	263
Income taxes receivable	11	—	11
Property & equipment	504	2	506
Right of use asset	527	(41)	486
Identified intangible assets	34,562	—	34,562
Goodwill	46,463	(3,036)	43,427
Liabilities assumed
Accrued compensation and benefits	718	—	718
Deferred tax liability	11,828	(3,099)	8,729
Accounts payable	1,650	2	1,652
Accrued expenses	801	32	833
Lease liabilities	527	(41)	486

Net assets acquired	$77,337	257	77,594

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

The Company’s consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2025 include revenue of $13,235 and income of $1,773 attributable to Turner since the date of acquisition.

Costs incurred for the purchase of Turner comprised of $3,881 recorded in operating expenses in the consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2025 and $1,276 capitalized as debt issuance costs on the consolidated balance sheet at acquisition date.

The total consideration includes an accrual of $765 as of the acquisition date representing the estimated fair value of contingent consideration the Company may be obligated to pay should Turner meet a certain earnings objective following the acquisition. The acquisition-date fair value of contingent consideration was estimated using Monte Carlo simulation option pricing method. The contingent consideration liability is remeasured at fair value each reporting period. As of December 31, 2025, the value of contingent consideration was $2,460, and the Company recorded a loss amounting to $1,695 in Other expense (income).

Unaudited Pro Forma Consolidated Financial information

The following unaudited pro forma financial information for the years ended December 31, 2025 and 2024 has been prepared by adjusting the Company’s historical consolidated results to reflect the acquisition of Turner as though the acquisition had occurred on January 1, 2024. The unaudited pro forma financial information reflects the application of business combination accounting, including incremental amortization expense related to acquired intangible assets and interest expense associated with acquisition financing.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred on January 1, 2024, nor is it intended to be indicative of future results of operations.

	Year ended December 31,
	2025	2024
Revenues	$607,977	$494,756
Net income	$20,467	$4,764

H.E.R.O.S. Inc.

On November 7, 2025, the Company entered into a definitive agreement to acquire all of the equity interests of H.E.R.O.S. Inc. (“Heros”), a premier Rolls Royce MRO provider based in Chandler, Arizona, for $15,306, inclusive of cash acquired amounting to $1,156 and an earnout of $460. Heros is recognized for its technical expertise, strong customer relationships, and long-standing support for both domestic and international operators. The consideration was allocated to the assets acquired and liabilities assumed in accordance with ASC 805, which includes purchase accounting adjustments to reflect the fair values of the underlying assets and liabilities. The results of operations of Heros are consolidated by the Company from the date of acquisition.

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

Purchase Price Consideration

Assets acquired
Cash and cash equivalents	$1,156
Accounts receivable	1,249
Inventory	1,540
Prepaid expenses and other current assets	67
Property & equipment	1,041
Identified intangible assets	5,679
Right of use asset	618
Goodwill	5,896
Liabilities assumed
Accounts payable	418
Accrued expenses	1,090
Lease liabilities	432

Net assets acquired	$15,306

The Company’s consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2025 include revenue of $2,004 and income of $280 attributable to Heros since the date of acquisition.

Costs incurred for the purchase of Heros comprise of $1,101 recorded in operating expenses in the consolidated statement of operations and comprehensive income (loss) for the year ended December 31, 2025.

The total consideration includes an accrual of $460 as of the acquisition date representing the estimated fair value of contingent consideration the Company may be obligated to pay should Heros meet a certain earnings objective following the acquisition. The acquisition-date fair value of contingent consideration was estimated using Monte Carlo simulation option pricing method. The contingent consideration liability is remeasured at fair value each reporting period.

Unaudited Pro Forma Consolidated Financial information

The following unaudited pro forma financial information for the years ended December 31, 2025 and 2024 has been prepared by adjusting the Company’s historical consolidated results to reflect the acquisition of Heros as though the acquisition had occurred on January 1, 2024. The unaudited pro forma financial information reflects the application of business combination accounting, including incremental amortization expense related to acquired intangible assets.

The unaudited pro forma financial information is presented for informational purposes only and is not necessarily indicative of the results of operations that would have been achieved had the acquisition occurred on January 1, 2024, nor is it intended to be indicative of future results of operations.

	Year ended December 31,
	2025	2024
Revenues	$605,053	$481,018
Net income	$18,047	$5,046

PAG Holding Corp. and Subsidiaries

Notes to Consolidated Financial Statements

(dollars in thousands)

17. Subsequent Events

Subsequent events have been evaluated and disclosed through April 23, 2026, the date the consolidated financial statements were available to be issued.

On January 7, 2026, the Company entered into a definitive agreement to acquire all of the equity interests of Aviation Concepts LLC, an FAA repair station based in Florida, for $5,500.